UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.  )

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

COMSCORE, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Your Vote Counts COMSCORE, INC. 2024 Annual Meeting Vote by June 11, 2024 11:59 PM ET COMSCORE, INC. 11950 DEMOCRACY DR., SUITE 600 RESTON, VA 20190 You invested in COMSCORE, INC. and it’s time to vote You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the Annual Meeting to be held on June 12, 2024. Get informed before you vote View the Notice and Proxy Statement and Form 10-K online OR request a free paper or email copy of the material(s) before May 29, 2024. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.ProxyVote.com Control # Smartphone users Point your camera here and vote without entering a control number Vote in Person at the Annual Meeting* June 12, 2024 10:00 AM, EDT Carr Workplaces 1818 Library Street, Suite 500 Reston, Virginia 20190 *Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. V1.1

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming Annual Meeting. Please follow the instructions on the reverse side to vote these important matters. The Board Voting Items Recommends 1. Election of Directors: Nominees: 1) Jon Carpenter For 3) 2) Leslie Bill Livek Gillin 4) Matt McLaughlin 2. The approval, on a non-binding advisory basis, of the compensation paid to the company’s named executive officers For 3. The recommendation, on a non-binding advisory basis, of whether the advisory vote on executive compensation should occur every year, every two years or every three years Every Year 4. The ratification of the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 For 5. The the number approval of of shares an amendment of the company’s to the Amended common and stock Restated available 2018 for grant Equity by and 900,000 Incentive Compensation Plan to increase For 6. The that adoption the price of thresholds an amendment in Sections to the 4(c)(i)(a), Certificate (b) and of Designations (c) of the Certificate of the Series of Designations B Convertible shall Preferred be adjusted Stock as appropriate to clarify For to give effect to the reverse stock split effectuated by the company on December 20, 2023 allowed Note: In to their be considered discretion, at the the proxies meeting may . vote on such other matters as may properly come before the meeting or may otherwise be Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. V13473-P91505